Exhibit 10.2
ROOT, INC.
2015 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
Root, Inc., a Delaware corporation, (the “Company”), hereby grants to the Participant an option under the Plan to purchase the number of shares of the Company’s Common Stock indicated in the notice of stock option grant delivered physically or electronically by the Company (the “Grant Notice”) at the exercise price indicated in the Grant Notice.
1.    GRANT OF OPTION. The Company hereby grants to the Participant an option (this “Option”) to purchase up to the total number of shares of Common Stock, par value $0.001, of the Company set forth in the Grant Notice (collectively, the “Shares”) at the Exercise Price Per Share set forth in the Grant Notice (the “Exercise Price”), subject to all of the terms and conditions of this Agreement and the Plan. Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s 2015 Equity Incentive Plan, as may be amended from time to time (the “Plan”), or in the Grant Notice, as applicable. If designated as an Incentive Stock Option in the Grant Notice, the Option is intended to qualify as an “incentive stock option” (an “ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
2.    VESTING AND EXERCISE.
2.1    Vesting of Option. This Option will become vested and exercisable during its term as to portions of the Shares in accordance with the “Vesting Schedule” set forth in the Grant Notice. If application of the applicable vesting percentage causes a fractional share, such share shall be rounded down to the nearest whole share for each month except for the last month in such vesting period, at the end of which last month the Option shall become exercisable for the full remainder of the Shares. Shares that are vested pursuant to the Vesting Schedule set forth in the Grant Notice are “Vested Shares.” Shares that are not vested pursuant to the Vesting Schedule set forth in the Grant Notice are “Unvested Shares.”
2.2    Exercise Period of Option. This Option will become exercisable during its term as to all Shares that are or become Vested Shares. In addition, if the Grant Notice indicates that “Early exercise” of this Option is permitted, this Option may be exercised as to all or a portion of the Shares, including Unvested Shares, at any time prior to Participant’s Termination Date (any such exercise that includes Unvested Shares, an “Early Exercise”). If Participant elects to make an Early Exercise of this Option, the Company, or its assignee, shall have the option to repurchase Participant’s Unvested Shares on the terms and conditions set forth in the Exercise Agreement (the “Repurchase Option”) if Participant is Terminated (as defined in the Plan) for any reason, or no reason, including without limitation Participant’s death, Disability (as defined in the Plan), voluntary resignation or termination by the Company with or without Cause. A partial Early Exercise of this Option shall be deemed to cover first all Vested Shares and then the earliest vesting installment of Unvested Shares.

2.3    Expiration. The Option shall expire on the Option Expiration Date set forth in the Grant Notice or earlier as provided in Section 3 below or pursuant to Section 5.6 of the Plan.
3.    TERMINATION.
3.1    Termination for Any Reason Except Death, Disability or Cause. If the Participant is Terminated for any reason, whether voluntary or involuntary, except death, Disability or for Cause, the Option, to the extent (and only to the extent) that it would have been exercisable as to Vested Shares by the Participant on the Termination Date, may be exercised by the Participant no later than three (3) months after the Termination Date, but in any event no later than the Option Expiration Date set forth in the Grant Notice.
3.2    Termination Because of Death or Disability. If the Participant is Terminated because of death or Disability of the Participant (or the Participant dies within three (3) months of Termination when Termination is for any reason other than the Participant’s Disability or for Cause), the Option, to the extent that it is exercisable as to Vested Shares by the Participant on the Termination Date, may be exercised by the Participant (or the Participant’s legal representative) no later than twelve (12) months after the Termination Date, but in any event no later than the Option Expiration Date set forth in the Grant Notice. Any exercise beyond (i) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or disability, within the meaning of Section 22(e)(3) of the Code; or (ii) twelve (12) months after the Termination Date when the termination is for the Participant’s disability, within the meaning of Section 22(e)(3) of the Code, is deemed to be an NQSO.
3.3    Termination for Cause. If the Participant is terminated for Cause, the Participant may exercise such Participant’s Options, only to the extent that such Options are exercisable as to Vested Shares on the Termination Date, upon the Termination Date and Participant’s Options, to the extent unexercised, shall expire on such Participant’s Termination Date or at such later time and on such conditions as are determined by the Committee in its sole discretion.
3.4    No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on the Participant any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate the Participant’s employment or other relationship at any time, with or without Cause.
4.    MANNER OF EXERCISE.
4.1    Stock Option Exercise Agreement. To exercise this Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed Notice of Exercise and Stock Option Exercise Agreement in the form attached hereto as Annex A, or in such other form as may be approved by the Committee from time to time (the together, the “Exercise Agreement”), which shall set forth, inter alia, (i) the Participant’s election to exercise the Option, (ii) the number of Shares being purchased, (iii) any restrictions imposed on the Shares and (iv) any representations, warranties and agreements regarding the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option and such person shall be subject to all of the restrictions contained herein as if such person were the Participant.
4.2    Limitations on Exercise. The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised as to fewer than one hundred (100) Shares unless it is exercised as to all Shares as to which the Option is then exercisable.
4.3    Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the shares being purchased in cash (by check), or where permitted by law:
(a)    by cancellation of indebtedness of the Company to the Participant;
(b)    by surrender of shares of the Company’s Common Stock that (i) either (A) have been owned by the Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (B) were obtained by the Participant in the open public market; and (ii) are clear of all liens, claims, encumbrances or security interests;
(c)    by waiver of compensation due or accrued to the Participant for services rendered;
(d)    provided that a public market for the Company’s stock exists: (i) through a “same day sale” commitment from the Participant and a brokerdealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay for the total Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company, or (ii) through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company;
(e)    any other form of consideration approved by the Committee; or
(f)    by any combination of the foregoing.
4.4    Tax Withholding. Prior to the issuance of the Shares upon exercise of the Option, the Participant must pay or provide for any applicable federal, state and local withholding obligations of the Company. If the Committee permits, the Participant may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain the minimum number of Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld; but in no event will the Company withhold Shares if such withholding would result in adverse accounting consequences to the Company. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.
4.5    Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.
5.    NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Option is an ISO, and if the Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, and (i) the date one (1) year after transfer of such Shares to the Participant upon exercise of the Option, the Participant shall immediately notify the Company in writing of such disposition. The Participant agrees that the Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to the Participant.
6.    COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of U.S. federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.
7.    NONTRANSFERABILITY OF OPTION. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution, and, with respect to NQSOs, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a1(e), and may be exercised during the lifetime of the Participant only by the Participant or in the event of the Participant’s incapacity, by the Participant’s legal representative. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of the Participant.
8.    COMPANY’S REPURCHASE OPTION FOR UNVESTED SHARES. The Company, or its assignee, shall have the option to repurchase Participant’s Unvested Shares (as defined in Section 2.1 of this Agreement) on the terms and conditions set forth in the Exercise Agreement (the “Repurchase Option”) if Participant is Terminated (as defined in the Plan) for any reason, or no reason, including without limitation Participant’s death, Disability (as defined in the Plan), voluntary resignation or termination by the Company with or without Cause. Notwithstanding the foregoing, the Company shall retain the Repurchase Option for Unvested Shares only as to that number of Unvested Shares (whether or not exercised) that exceeds the number of Vested shares which remain unexercised.

9.    COMPANY’S RIGHT OF FIRST REFUSAL. Before any Vested Shares held by Participant or any transferee of such Vested Shares may be sold or otherwise transferred (including without limitation a transfer by gift or operation of law), the Company and/or its assignee(s) shall have an assignable right of first refusal to purchase the Vested Shares to be sold or transferred on the terms and conditions set forth in the Exercise Agreement (the “Right of First Refusal”). The Company’s Right of First Refusal will terminate when the Company’s securities become publicly traded.
10.    TAX CONSEQUENCES. Set forth below is a brief summary as of the Effective Date of the Plan of some of the U.S. federal and applicable state tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.
10.1    Exercise of ISO. If the Option qualifies as an ISO, there will be no regular U.S. federal or applicable state income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal alternative minimum tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.
10.2    Exercise of Nonqualified Stock Option. If the Option does not qualify as an ISO, there may be regular U.S. federal and applicable state income tax liability upon the exercise of the Option. The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Participant is a current or former employee of the Company, the Company may be required to withhold from the Participant’s compensation or collect from the Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.
10.3    Disposition of Shares. The following tax consequences may apply upon disposition of the Shares.
(a)    Incentive Stock Options. If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an ISO and are disposed of more than two (2) years after the Date of Grant set forth in the Grant Notice, any gain realized on disposition of the Shares will be treated as long term capital gain for U.S. federal and applicable state income tax purposes. If Shares purchased under an ISO are disposed of within either of the applicable one (1) year or two (2) year holding periods, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates in the year of the disposition) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.
(b)    Nonqualified Stock Options. If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as long-term capital gain.

(c)    Withholding. The Company may be required to withhold from the Participant’s compensation or collect from the Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.
10.4    Section 83(b) Election for Unvested Shares Purchased by Early Exercise. With respect to Unvested Shares which are subject to the Repurchase Option, unless an election is filed by the Participant with the Internal Revenue Service (and, if necessary, the proper state taxing authorities), within 30 days of the purchase of the Unvested Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the Exercise Price of the Unvested Shares and their Fair Market Value on the date of purchase, there may be a recognition of taxable income (including, where applicable, alternative minimum taxable income) to the Participant, measured by the excess, if any, of the Fair Market Value of the Unvested Shares at the time they cease to be Unvested Shares, over the Exercise Price of the Unvested Shares.
11.    PRIVILEGES OF STOCK OWNERSHIP. The Participant shall not have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant.
12.    INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant.
13.    ENTIRE AGREEMENT. The Plan is incorporated herein by reference. This Stock Option Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.
14.    NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the last address provided by the Participant to the Company. All notices shall be deemed to have been given or delivered upon: (i) personal delivery; (ii) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); or (iii) one (1) business day after deposit with any return receipt express courier (prepaid).
15.    SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement, including its rights to purchase Shares under the Right of First Refusal and Repurchase Option. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Stock Option Agreement shall be binding upon the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors and assigns.
16.    GOVERNING LAW. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware. If any provision of this Stock Option Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

ANNEX A
FORM OF NOTICE OF EXERCISE (WITH ATTACHED FORM OF STOCK OPTION EXERCISE AGREEMENT)